UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 3
                                       to
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Liquid Financial Engines, Inc
                          -----------------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
                                     -------
         (State or other jurisdiction of incorporation or organization)

                                      7372
                                      ----
            (Primary Standard Industrial Classification Code Number)

                                   26-3439890
                                   ----------
                     (I.R.S. Employer Identification Number)

                                 Daniel McKelvey
           250 Montgomery Street, Suite 1200, San Francisco, CA 94104
                                  415.296.8510
           ----------------------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

 As soon as practicable after the effective date of this registration statement
        -----------------------------------------------------------------
        (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]
(Do not check if a smaller reporting Company)

                         CALCULATION OF REGISTRATION FEE

Title of Each                     Proposed         Proposed
  Class of         Amount         Maximum           Maximum          Amount of
Securities to      to be       Offering Price      Aggregate        Registration
be Registered    Registered      Per Unit(1)     Offering Price        Fee(2)
-------------    ----------    --------------    --------------     ------------
Common Stock
by Company       4,000,000          $0.01            $40,000            $1.57

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.   DOCUMENT DESCRIPTION
-----------   --------------------
3.1           Articles of Incorporation of Liquid Financial Engines, Inc.*

3.2           Bylaws of Liquid Financial Engines, Inc.*

4.1           Specimen Stock Certificate of Liquid Financial Engines, Inc.*

5.1           Opinion of Counsel.**

23.1          Consent of Accountants.*

23.2          Consent of Counsel.**

99.1          Subscription Agreement of Liquid Financial Engines, Inc.*
_________________
*  Previously filed
** Filed herewith

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form S-1. Furthermore, the registrant has authorized this registration statement and has duly caused this Form S-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on this day of January 27, 2009.

Liquid Financial Engines, Inc.

/s/ Daniel McKelvey
    ---------------
    Daniel McKelvey
    President and Director
    Principal Executive Officer
    Principal Financial Officer
    Principal Accounting Officer


Know all men by these present, that each person whose signature appears below constitutes and appoints Daniel McKelvey, as agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Form S-1 registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Daniel McKelvey                          January 27, 2009
    ---------------
    Daniel McKelvey
    President and Director
    Principal Executive Officer
    Principal Financial Officer
    Principal Accounting Officer